Exhibit 10.3

CONSULTANT AGREEMENT

This CONSULTANT AGREEMENT (the “Agreement”) is made and entered into as of February 14, 2018, by and among GT Biopharma, Inc. (the “Parent”), Georgetown Translational Pharmaceuticals, Inc. (the “Subsidiary,” and collectively, the “Companies”), and Anthony J. Cataldo (the “Consultant,” and together with the Companies, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement, effective September 1, 2017 (the “Effective Date”);

WHEREAS, Consultant resigned from his position as Executive Chairman of the Boards of the Companies on February 14, 2018 pursuant to a Written Consent of the Board of Directors Regarding Actions Taken without a Meeting (the “February 14 Board Resolutions”);

WHEREAS, Consultant will retain his position as a Director of the Parent pursuant to the February 14, Board Resolutions;

WHEREAS, Consultant signed the February 14 Board Resolutions; and

WHEREAS, each Company is desirous of continuing to engage the services of Consultant, and Consultant wishes to perform consulting services for each Company in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Position and Duties: Consultant shall provide consulting services to the Board of Directors and Chairman of each Company. Consultant agrees to devote the necessary business time, energy and skill to his duties at each Company, and will be permitted engage in outside consulting and/or employment provided said services do not materially interfere with Consultant’s obligations to each Company under the terms of this Agreement. Consultant agrees to advise the Board of Directors of the Parent of any outside services, and such Board’s approval of Consultant’s participation in any such outside services shall not be unreasonably withheld or delayed. If such Board does not affirmatively approve of any such outside engagements within thirty (30) days after Consultant informs the Board, the Board’s approval shall be deemed to have been given. The services that Consultant shall provide to the Companies pursuant to this Agreement shall include providing advice and consultation on general corporate matters and other projects as may be assigned by either Company’s Board of Directors on an as needed basis. During the term of this Agreement, Consultant shall have the right to serve on boards of directors of other for-profit or not-for-profit entities provided such service does not materially adversely affect the performance of Consultant’s duties to each Company under this Agreement, and are not in conflict with the interests of each Company.

Consultant shall be nominated to stand for election to the Board of Directors of each Company at each of its scheduled shareholders meeting so long as Consultant remains a consultant to either Company. As a member of each Company’s Board, Consultant shall continue to be subject to the provisions of each Company’s bylaws and all applicable general corporation laws relative to his position on the Board. In addition to each Company’s bylaws, as a member of the Board, Consultant shall also be subject to the statement of powers, both specific and general, set forth in each Company’s Articles of Incorporation.

2. Term of Agreement: This Agreement shall remain in effect until August 31, 2020, and thereafter will automatically renew for successive one-year periods unless either party provides ninety (90) days’ prior written notice of termination. In the event either Company elects to terminate the Agreement, such termination shall be considered to be an Involuntary Termination, and Consultant shall be provided benefits as provided in this Agreement. Upon the termination of this Agreement for any reason, neither Consultant nor the Companies shall have any further obligation or liability under this Agreement to the other, except as set forth below.

3. Compensation: Consultant shall be compensated by the Parent for his services to the Companies as follows:

(a) Base Consulting Fee: Consultant shall be paid a monthly Base Consulting Fee of $41,666.67 per month. Consultant’s Base Consulting Fee shall be reviewed on at least an annual basis and may be adjusted as appropriate, but in no event shall it be reduced to an amount below Consultant’s Base Consulting Fee then in effect. In the event of such an adjustment, that amount shall become Consultant’s Base Consulting Fee.
(b) Benefits: Consultant shall have the right to continue to receive health benefits under either Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Companies shall reimburse Consultant for the monthly premium under COBRA for a period of 18 months following the date of this Agreement, such that Consultant receives health benefits at the same cost to him as when he was an active employee of the Companies, provided, however, that the Companies shall in no event be required to provide any benefits otherwise required by this clause after such time as Consultant becomes entitled to receive benefits of the same type from another employer or recipient of Consultant’s services (such entitlement being determined without regard to any individual waivers or other similar arrangements). It shall be the obligation of Consultant to inform the Parent that new benefits have been obtained. Consultant shall not be required to perform any consulting services for the Companies for (4) four weeks per annum, (5) five personal days per annum and up to (6) six paid sick days per annum.

(c) Performance Bonus: Consultant shall have the opportunity to earn a performance bonus in accordance with the Parent’s Performance Bonus Plan if in effect (“Target Bonus”); if the Parent does not have a Bonus Plan in effect at any given time during the term of this Agreement, then the Parent’s Compensation Committee or Board of Directors shall have discretion as to determining bonus compensation for Consultant.

(d) General Grant: NA

(a) Expenses: The Parent shall reimburse Consultant for reasonable travel, lodging, entertainment and meal expenses incurred in connection the performance of services within this Agreement. Consultant shall be entitled to fly Business Class on any flight longer than four (4) hours and receive full reimbursement for such flight from the Parent.

(b) Travel: Consultant shall travel as necessary from time to time to satisfy his performance and responsibilities under this Agreement.

4.
Effect of Termination of Agreement:

(a) Voluntary Termination: In the event Consultant voluntarily terminates this Agreement by no longer performing services for the Companies, other than for Good Reason pursuant to Sections 5(d) or 5(e), Consultant shall be entitled to no compensation or benefits from the Companies other than those earned under Section 3 through the date of the termination, in the case of each stock option, restricted stock award or other Company stock-based award granted to Consultant, the extent to which such awards are vested through the date of termination. In the event that the Agreement terminates as a result of his death or disability, Consultant shall be entitled to a pro-rata share of the performance-based bonus for which Consultant is then-eligible pursuant to Section 3(c) (presuming performance meeting, but not exceeding, target performance goals) in addition to all compensation and benefits earned under Section 3 through the date of termination.

(b) Termination for Cause: If the Companies terminate this Agreement for Cause, Consultant shall be entitled to no compensation or benefits from the Companies other than those earned under Section 3 through the date of the termination and, in the case of each stock option, restricted stock award or other Company stock-based award granted to Consultant, the extent to which such awards are vested through the date of termination. In the event that the Companies terminate this Agreement for Cause, the Companies shall provide written notice to Consultant of that fact prior to, or concurrently with, the termination. Failure to provide written notice that the Companies contend that the termination is for Cause shall constitute a waiver of any contention that the termination was for Cause, and the termination shall be irrebuttably presumed to be an Involuntary Termination.

(c) Involuntary Termination During Change in Control Period: If this Agreement terminates as a result of a Change in Control Period Involuntary Termination, then, in addition to any other benefits described in this Agreement, Consultant shall receive the following:

(i) all compensation and benefits earned under Section 3 through the date of the Involuntary Termination;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Consultant for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Consultant from the date of Involuntary Termination to the end of the term of this Agreement or one-half of Consultant’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of any medical insurance coverage pursuant to Section 3(b), provided, however, that the Companies shall in no event be required to provide any benefits otherwise required by Section 3(b) after such time as Consultant becomes entitled to receive benefits of the same type from another employer or recipient of Consultant’s services (such entitlement being determined without regard to any individual waivers or other similar arrangements). It shall be the obligation of Consultant to inform the Parent that new benefits have been obtained.

Unless otherwise agreed to by Consultant at the time of Involuntary Termination, the amount payable to Consultant under subsections (i) through (iii), above, shall be paid to Consultant in a lump sum within thirty (30) days following the Involuntary Termination. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(d) Termination Without Cause in the Absence of Change in Control: In the event that this Agreement terminates as a result of a Non Change in Control Period Involuntary Termination, then Consultant shall receive the following benefits:

(i) all compensation and benefits earned under Section 3 through the date of the termination;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Consultant for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Consultant to the end of the term of this Agreement or one-half of Consultant’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical insurance coverage pursuant to Section 3(b), provided, however, that the Companies shall in no event be required to provide any benefits otherwise required by Section 3(b) after such time as Consultant becomes entitled to receive benefits of the same type from another employer or recipient of Consultant’s services (such entitlement being determined without regard to any individual waivers or other similar arrangements). It shall be the obligation of Consultant to inform the Parent that new benefits have been obtained.

Unless otherwise agreed to by Consultant, the amount payable to Consultant under subsections (i) through (iii) above shall be paid to Consultant in a lump sum within thirty (30) days following the termination. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(e) Termination with Good Reason During Change in Control Period: If Consultant terminates this Agreement as a result of a Change in Control Period Good Reason, then, in addition to any other benefits described in this Agreement, Consultant shall receive the following:

(i) all compensation and benefits earned under Section 3 through the date of the Involuntary Termination;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Consultant for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Consultant from the date of Involuntary Termination to the end of the term of this Agreement or one-half of Consultant’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical insurance coverage pursuant to Section 3(b), provided, however, that the Companies shall in no event be required to provide any benefits otherwise required by Section 3(b) after such time as Consultant becomes entitled to receive benefits of the same type from another employer or recipient of Consultant’s services (such entitlement being determined without regard to any individual waivers or other similar arrangements). It shall be the obligation of Consultant to inform the Parent that new benefits have been obtained.

Unless otherwise agreed to by Consultant, the amount payable to Consultant under subsections (i) through (iii) above shall be paid to Consultant in a lump sum within thirty (30) days following the Involuntary Termination. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(f) Termination with Good Reason in the Absence of Change in Control: If Consultant terminates this Agreement as a result of a Non Change in Control Period Good Reason, then, in addition to any other benefits described in this Agreement, Consultant shall receive the following:

(i) all compensation and benefits earned under Section 3 through the date of the Involuntary Termination;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Consultant for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Consultant from the date of Involuntary Termination to the end of the term of this Agreement or one-half of Consultant’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical insurance coverage pursuant to Section 3(b), provided, however, that the Companies shall in no event be required to provide any benefits otherwise required by Section 3(b) after such time as Consultant becomes entitled to receive benefits of the same type from another employer or recipient of Consultant’s services (such entitlement being determined without regard to any individual waivers or other similar arrangements). It shall be the obligation of Consultant to inform the Parent that new benefits have been obtained.

Unless otherwise agreed to by Consultant, the amount payable to Consultant under subsections (i) through (iii) above shall be paid to Consultant in a lump sum within thirty (30) days following the Involuntary Termination. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(g) Resignation from Positions: In the event that this Agreement is terminated for any reason, on the effective date of the termination Consultant shall simultaneously resign from each position he holds on the Board and/or the Board of Directors of any of the Companies’ affiliated entities and any position Consultant holds as an officer of the Companies or any of the Companies’ affiliated entities.

5. Certain Definitions: For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below:

(a) “Cause” shall mean any of the following occurring on or after the date of this Agreement:

(i) Consultant’s theft, dishonesty, breach of fiduciary duty for personal profit or falsification of any employment or Company record;

(ii) Consultant’s willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or final cease-and-desist order, in each case that involves moral turpitude;

(iii) any material breach by Consultant of either Company’s Code of Professional Conduct, which breach shall be deemed “material” if it results from an intentional act by Consultant and has a material detrimental effect on either Company’s reputation or business; or

(iv) any material breach by Consultant of this Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the applicable Company.

(b)
“Change in Control” shall mean the occurrence of any of the following events:

(i) the Parent is party to a merger or consolidation which results in the holders of the voting securities of the Parent outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Parent or the surviving entity outstanding immediately after such merger of consolidation;

(ii) a change in the composition of the Board of Directors of the Parent occurring within a period of twenty-four (24) consecutive months, as a result of which fewer than a majority of the directors are Incumbent Directors;

(iii) effectiveness of an agreement for the sale, lease or disposition by the Parent of all or substantially all of the Parent’s assets; or

(iv) a liquidation or dissolution of the Parent.

(c) “Change in Control Period” shall mean the period commencing on the date sixty (60) days prior to the date of consummation of the Change of Control and ending one hundred eighty (180) days following consummation of the Change of Control.

(d)  “Change in Control Period Good Reason” shall mean Consultant’s resignation for any of the following conditions, first occurring during a Change in Control Period and occurring without Consultant’s written consent:

(i) a decrease in Consultant’s Base Salary or a decrease in Consultant’s Target Bonus (as a multiple of Consultant’s Base Salary) under the Performance Bonus Plan, in each case other than as part of any across-the-board reduction applying to all senior executives of either Company which does not have adverse effect on Consultant disproportionate to similarly situated executives of an acquirer;

(ii) a material, adverse change in Consultant’s title, authority, responsibilities, as measured against Consultant’s title, authority, responsibilities or duties immediately prior to such change.

(iii) a change in Consultant’s ability to maintain his principal workplace in Beverly Hills, California;

(iv) any material breach by either Company of any provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Consultant;

(v) any failure of the Parent to obtain the assumption of this Agreement by any of the Parent’s successors or assigns by purchase, merger, consolidation, sale of assets or otherwise.

(vi) any purported termination of Consultant’s employment for “material breach of contract” which is purportedly effected without providing the “cure” period, if applicable, described in Section 5(iv), above.

The effective date of any termination of this Agreement by Consultant for Change in Control Period Good Reason shall be the date of notification to the Parent of such termination by Consultant. For the avoidance of doubt, Consultant acknowledges that his change in title, authority, responsibilities and duties from Executive Chairman to Consultant does not constitute a Change in Control Period Good Reason as defined under this Section of the Agreement.

(e) “Non Change in Control Period Good Reason” shall mean Consultant’s resignation within six months of any of the following conditions first occurring outside of a Change in Control Period and occurring without Consultant’s written consent:

(i) a decrease in Consultant’s total cash compensation opportunity (adding Base Salary and Target Bonus) of greater than ten percent (10%);

(ii) a material, adverse change in Consultant’s title, authority, responsibilities or duties, as measured against Consultant’s title, authority, responsibilities or duties immediately prior to such change;

(iii) any material breach by either Company of a provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Consultant;

(iv) a change in Consultant’s ability to maintain his principal workplace in Beverly Hills, California;

(v) any purported termination of Consultant’s employment for “material breach of contract” which is purportedly effected without providing the “cure” period, if applicable, described in Section 5(iv), above.

The effective date of any termination of this Agreement by Consultant for Non Change in Control Period Good Reason shall be the date of notification to the Parent of such termination by Consultant. For the avoidance of doubt, Consultant acknowledges that his change in title, authority, responsibilities and duties from Executive Chairman to Consultant does not constitute a Non Change in Control Period Good Reason as defined under this Section of the Agreement.

(f) “Incumbent Directors” shall mean members of the Board who either (a) are members of the Board as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of members of the Board).

(g) “Change in Control Period Involuntary Termination” shall mean during a Change in Control Period the termination of this Agreement by the Companies for any reason, including termination as a result of death or disability of Consultant, but excluding termination for Cause. The effective date of any Change in Control Period Involuntary Termination shall be the date of notification to Consultant of the termination of this Agreement.

(h) “Non Change in Control Period Involuntary Termination” shall mean outside a Change in Control Period the termination of this Agreement by the Companies for any reason, including termination by as a result of death or disability of Consultant, but excluding termination for Cause. The effective date of any Non Change in Control Period Involuntary Termination shall be the date of notification to Consultant of the termination of this Agreement.

6. Dispute Resolution: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Consultant and the Companies agree that all such disputes shall be fully addressed and finally resolved by binding arbitration conducted by the American Arbitration Association in New York City, in the State of New York in accordance with its National Employment Dispute Resolution rules. In connection with any such arbitration, the Parent shall bear all costs not otherwise borne by a plaintiff in a court proceeding. Each Company agrees that any decisions of the Arbitration Panel will be binding and enforceable in any state that either Company conducts the operation of its business.

7. Attorneys’ Fees: The prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

8. Restrictive Covenants:

(a) Nondisclosure. During the term of this Agreement and following termination of this Agreement, Consultant shall not divulge, communicate, use to the detriment of the Companies or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Companies. Any Confidential Information or data now or hereafter acquired by Consultant with respect to the business of the Companies (which shall include, but not be limited to, confidential information concerning each Company’s financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of each Company’s products and services) shall be deemed a valuable, special and unique asset of each Company that is received by Consultant in confidence and as a fiduciary. For purposes of this Agreement “Confidential Information” means information disclosed to Consultant or known by Consultant as a consequence of or through his employment by each Company (including information conceived, originated, discovered or developed by Consultant) prior to or after the date hereof and not generally known or in the public domain, about each Company or its business. Notwithstanding the foregoing, none of the following information shall be treated as Confidential Information: (i) information which is known to the public at the time of disclosure to Consultant, (ii) information which becomes known to the public by publication or otherwise after disclosure to Consultant, (iii) information which Consultant can show by written records was in his possession at the time of disclosure to Consultant, (iv) information which was rightfully received by Consultant from a third party without violating any non-disclosure obligation owed to or in favor of the Companies, or (v) information which was developed by or on behalf of Consultant independently of any disclosure hereunder as shown by written records. Nothing herein shall be deemed to restrict Consultant from disclosing Confidential Information to the extent required by law or by any court.

(b) Non-Competition. Consultant shall not, while performing services for either Company, engage or participate, directly or indirectly (whether as an officer, director, employee, partner, consultant or otherwise), in any business that manufactures, markets or sells products that directly compete with any product of either Company that is significant to such Company’s business based on sales and/or profitability of any such product as of the date of the termination of this Agreement. Nothing herein shall prohibit Consultant from being a passive owner of less than 5% stock of any entity directly engaged in a competing business.

(c) Property Rights; Assignment of Inventions. Except as set forth below, with respect to information, inventions and discoveries or any interest in any copyright and/or other property right developed, made or conceived of by Consultant, either alone or with others, while performing services for each Company arising out of such provision of services and pertinent to any field of business or research in which each Company is engaged or (if such is known to or ascertainable by Consultant) is considering engaging, Consultant hereby agrees:

(i) that all such information, inventions and discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of the Companies;

(ii) to disclose promptly to an authorized representative of the Parent all such information, inventions and discoveries or any copyright and/or other property right and all information in Consultant’s possession as to possible applications and uses thereof;

(iii) not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Parent;

(iv) that Consultant hereby waives and releases any and all rights Consultant may have in and to such information, inventions and discoveries, and hereby assigns to the Parent and/or its nominees all of Consultant’s right, title and interest in them, and all Consultant’s right, title and interest in any patent, patent application, copyright or other property right based thereon. Consultant hereby irrevocably designates and appoints the Parent and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for him and on his behalf and in his stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Consultant; and

(v) at the request of the Parent, and without expense to Consultant, to execute such documents and perform such other acts as the Parent deems necessary or appropriate, for the Companies to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Parent, and to assign to the Companies or their respective designees such inventions and any and all patent applications and patents relating thereto.

9.
General:

(a) Successors and Assigns: The provisions of this Agreement shall inure to the benefit of and be binding upon the Companies, Consultant and each and all of their respective heirs, legal representatives, successors and assigns. The duties, responsibilities and obligations of Consultant under this Agreement shall be personal and not assignable or delegable by Consultant in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. Consultant may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by him or any rights which he may have pursuant to the terms and provisions of this Agreement.

(b) Amendments; Waivers: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Consultant and by an authorized officer of the Parent. No waiver by any Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party or Parties shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Notices: Any notices to be given pursuant to this Agreement by any Party may be effected by personal delivery or by overnight delivery with receipt requested. Mailed notices shall be addressed to the Parties at the addresses stated below, but each Party may change its or his address by written notice to the other in accordance with this subsection (c). Mailed notices to Consultant shall be addressed as follows:

Anthony J. Cataldo
1407 North Beverly Dr.
Beverly Hills, CA 90210
E-mail: cataldo14@aol.com

Mailed notices to the Companies shall be addressed as follows:

GT Biopharma, Inc.
Attention: Steven Weldon, CFO

1825 K Street NW, Suite 510
Washington, D.C. 20006
E-mail: sww@gtbiopharma.com

(d) Entire Agreement: This Agreement constitutes the entire agreement among the Parties regarding the terms and conditions of Consultant’s provision of services to the Companies, with the exception of any stock option, restricted stock or other Company stock-based award agreements among Consultant and the Companies to the extent not modified by this Agreement. This Agreement (including the other documents referenced in the previous sentence) supersedes all prior negotiations, representations or agreements among the Parties, whether written or oral, including without limitation the Employment Agreement, concerning Consultant’s provision of services to or employment by the Companies.

(e) Independent Contractor Relationship: Consultant’s relationship with the Companies is that of an independent contractor, and nothing in this Agreement is intended, or shall be construed, to create any employee relationship. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of compensation under this Agreement. No part of Consultant’s compensation will be subject to withholding by the Companies for the payment of any social security, federal, state or other employee payroll taxes. The Companies will report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law and/or make such other reports as deemed necessary or appropriate by the Companies under applicable laws.

(f) Counterparts: This Agreement may be executed by the Companies and Consultant in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(g) Headings: Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

(h) Savings Provision: To the extent that any provision of this Agreement or any paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

(i) Construction: The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against Consultant or the Companies, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

(j) Further Assurances: From time to time, at the Companies’ request and without further consideration, Consultant shall execute and deliver such additional documents and take all such further action as reasonably requested by the Companies to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and to provide adequate assurance of Consultant’s due performance hereunder.

(k) Governing Law: Consultant and the Companies agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware.

(l) Board Approval: Each Company warrants to Consultant that the Board of Directors of such Company has ratified and approved this Agreement, and that the Parent will cause the appropriate disclosure filing to be made with the Securities and Exchange Commission in a timely manner.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

CONSULTANT:

Date: February 14, 2018
/s/ Anthony J Cataldo
Anthony J. Cataldo

GT BIOPHARMA, INC.:

Date: February 14, 2018
/s/ Steven Weldon
Steven Weldon, CFO

[Signature Page to A. Cataldo Consultant Agreement]